EXHIBIT 12
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED DIVIDENDS

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Six	Three
	months	months
	ended	ended
	June 30,	June 30,		Year ended December 31,

	2002	2002	2001	2000	1999	1998	1997

Earnings:

Income/(loss) from continuing operations before income taxes	$947	$(201)	$1,524	$5,979	$3,949	$4,481	$4,252

Adjustments:

Fixed charges:

Interest on borrowed funds	858	405	2,816	3,912	3,182	2,568	2,026

1/3 of rent	46	22	97	106	124	117	116
Preferred dividends	13	17	44	64	83	96	155

Adjusted earnings	$1,864	$243	$4,481	$10,061	$7,338	$7,262	$6,549

Fixed charges and preferred dividends	$917	$444	$2,957	$4,082	$3,389	$2,781	$2,297

Adjusted earnings/fixed charges	2.03x	.55x	1.52x	2.46x	2.17x	2.61x	2.85x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Six	Three
	months	months
	ended	ended
	June 30,	June 30,		Year ended December 31,

	2002	2002	2001	2000	1999	1998	1997

Earnings:

Income/(loss) from continuing operations before income taxes	$947	$(201)	$1,524	$5,979	$3,949	$4,481	$4,252

Adjustments:

Fixed charges:

Interest on borrowed funds	858	405	2,816	3,912	3,182	2,568	2,026

1/3 of rent	46	22	97	106	124	117	116

Interest on deposits	1,149	626	3,501	4,412	4,154	4,306	3,961

Preferred dividends	13	17	44	64	83	96	155

Adjusted earnings	$3,013	$869	$7,982	$14,473	$11,492	$11,568	$10,510

Fixed charges and preferred dividends	$2,066	$1,070	$6,458	$8,494	$7,543	$7,087	$6,258

Adjusted earnings/fixed charges	1.46x	.81x	1.24x	1.70x	1.52x	1.63x	1.68x

EXHIBIT 12 (continued)
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Six	Three
	months	months
	ended	ended
	June 30,	June 30,		Year ended December 31,

	2002	2002	2001	2000	1999	1998	1997

Earnings:

Income/(loss) from continuing operations before income taxes	$947	$(201)	$1,524	$5,979	$3,949	$4,481	$4,252

Adjustments:

Fixed charges:

Interest on borrowed funds	858	405	2,816	3,912	3,182	2,568	2,026

1/3 of rent	46	22	97	106	124	117	116

Adjusted earnings	$1,851	$226	$4,437	$9,997	$7,255	$7,166	$6,394

Fixed charges	$904	$427	$2,913	$4,018	$3,306	$2,685	$2,142

Adjusted earnings/fixed charges	2.05x	.53x	1.52x	2.49x	2.19x	2.67x	2.98x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Six	Three
	months	months
	ended	ended
	June 30,	June 30,		Year ended December 31,

	2002	2002	2001	2000	1999	1998	1997

Earnings:

Income/(loss) from continuing operations before income taxes	$947	$(201)	$1,524	$5,979	$3,949	$4,481	$4,252

Adjustments:

Fixed charges:

Interest on borrowed funds	858	405	2,816	3,912	3,182	2,568	2,026

1/3 of rent	46	22	97	106	124	117	116

Interest on deposits	1,149	626	3,501	4,412	4,154	4,306	3,961

Adjusted earnings	$3,000	$852	$7,938	$14,409	$11,409	$11,472	$10,355

Fixed charges	$2,053	$1,053	$6,414	$8,430	$7,460	$6,991	$6,103

Adjusted earnings/fixed charges	1.46x	.81x	1.24x	1.71x	1.53x	1.64x	1.70x